Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan of Clover Health Investments, Corp. of our reports dated March 3, 2025 with respect to the consolidated financial statements of Clover Health Investments, Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, NY
March 7, 2025